EXHIBIT 99.1

News Release

GlobalSantaFe Corporation	15375 Memorial Drive	Houston, Texas 77079	Tel 281.925.6000	Fax 281.925.6450

GlobalSantaFe Announces Second Quarter 2004 Results

Houston, July 28, 2004 — Worldwide oil and gas drilling contractor GlobalSantaFe Corporation (NYSE: GSF) today reported net income for the second quarter ended June 30, 2004, of $84.0 million, or $0.36 per diluted share, on revenues of $382.1 million, as compared to net income of $43.9 million, or $0.19 per diluted share, on revenues of $472.1 million for the same quarter in 2003. Included in net income for the second quarters of 2004 and 2003, respectively, is income from discontinued operations of $110.0 million and $4.9 million, or $0.47 and $0.02 per diluted share.

For the six months ended June 30, 2004, the company reported net income of $92.7 million, or $0.40 per diluted share, on revenues of $762.1 million, as compared to net income of $89.8 million, or $0.38 per diluted share, on revenues of $896.5 million for the corresponding period in 2003. Net income for the first six months of 2004 and 2003, respectively, includes income from discontinued operations of $114.6 and $8.1 million, or $0.49 and $0.03 per diluted share. Net income for the six months ended June 30, 2003, included $22.3 million, or $0.09 per diluted share, from the settlement of claims filed in 1993 with the United Nations Compensation Commission.

Revenues for the second quarters of 2004 and 2003 exclude $17.0 million and $25.3 million, respectively, related to land rig operations, the results of which are reflected as discontinued operations. Similarly, revenues for the six months ended June 30, 2004 and 2003 exclude $43.9 million and $53.9 million, respectively, related to land rig operations.

Second Quarter 2004 Analysis

Net income for the second quarter of 2004 includes items totaling $86.3 million, or $0.37 per share, comprised of an after tax gain of $113.1 million from the sale of the company’s land rig assets and after tax expenses of $5.8 million to exit the land rig business and $21.0 million related to the early retirement of $300 million of 7 1/8% Senior Notes due 2007. Excluding these items, the company incurred a net loss of $2.3 million, or $0.01 per diluted share for the second quarter of 2004.

The decline in the company’s net income from continuing operations for the second quarter of 2004 primarily reflects a decrease in contract drilling operating income to $2.7 million from $55.1 million in the same quarter of the previous year, and the loss related to the early retirement of $300 million of 7 1/8 % Senior Notes due 2007. The lower operating income from contract drilling was mainly due to decreased revenues resulting from lower dayrates and utilization for the company’s ultra-deepwater, West Africa and North Sea drilling fleets, partially offset by higher dayrates for its jackup rigs in the U.S. Gulf of Mexico.

For the second quarter of 2004, the drilling management services segment reported operating income of $6.5 million on revenues of $105.4 million, compared to operating income of $3.2 million on revenues of $136.5 million in the same quarter in 2003. The higher margin for the drilling management services segment during the second quarter of 2004 was primarily the result of improved operating performance on a fewer number of total turnkey projects. During July 2004, the company encountered difficulties on two turnkey wells in the Gulf of Mexico.

Both wells are still in progress, and the company currently estimates it will incur approximately $7 million in losses on the two wells in the third quarter of 2004.

CEO’s Comment and Market Outlook

GlobalSantaFe’s President and Chief Executive Officer Jon Marshall said, “The sale of our land rig assets in May enables us to focus our attention on our offshore drilling operations and drilling management services. We utilized the proceeds from the sale of the land rig business to reduce debt, which, through lower interest expense, will contribute to our improving cost structure in future quarters.”

Marshall added, “Financial results for our contract drilling operations for the first half of this year have been disappointing, primarily due to low utilization. However, we continue to be encouraged by improvements in most of the world’s major offshore drilling markets and expect improved utilization and earnings in the second half of the year. We are particularly optimistic regarding jackups, and are expecting improved utilization and increasing dayrates going forward in almost every jackup market in which we operate. We are also encouraged with the outlook for the ultra-deepwater floater market, where our analysis shows demand exceeding supply by the end of this year, a market condition that has not existed for several years. While the market for the mid-water depth semisubmersibles is not as favorable as the jackups and ultra-deepwater floaters, we are experiencing improving dayrates for our mid-water depth semisubmersibles in the North Sea, while dayrates in other markets where we operate these rigs remain stable.”

About GlobalSantaFe

GlobalSantaFe is a leading offshore worldwide oil and gas drilling contractor offering a full range of premium equipment and drilling management services. The company’s diverse and technologically advanced fleet of 58 offshore rigs includes premium and heavy duty harsh environment jackups, semisubmersibles, and dynamically positioned ultra-deepwater drillships. Additionally, the company has two semisubmersible rigs under construction. GlobalSantaFe is the world’s leading provider of turnkey drilling and drilling management services. More information can be found at http://www/gsfdrill.com

Conference Call

GlobalSantaFe will hold a publicly accessible analyst conference call to discuss its second-quarter 2004 financial results. The call will begin at 10 a.m. Central Daylight Time (CDT) (11 a.m. Eastern Daylight Time) Wednesday, July 28, 2004. Interested parties may listen to the call over the Internet or by telephone. To the extent not provided in the call, reconciliations of any non-GAAP measures discussed in the call will be available on the investor relations page of our Web site in the form of this earnings release or other materials. The investor relations page of the company’s Web site may be accessed by going to the company’s web site: http://www.gsfdrill.com and clicking on “Investor Relations.” To participate on the live call, dial (913) 981-4900 (reference confirmation code 604936), or go to the GlobalSantaFe Web site, (http://www.gsfdrill.com), at least 15 minutes early to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available starting at 1:00 p.m. CDT by dialing (719) 457-0820 (reference confirmation code 604936) or through GlobalSantaFe’s Web site, (http://www.gsfdrill.com), until 7 p.m. CDT on Wednesday, August 4, 2004.

Forward-Looking Statements

Under the Private Securities Litigation Reform Act of 1995, companies are provided a “safe harbor” for discussing their expectations regarding future performance. We believe it is in the best interest of our shareholders and the investment community to use these provisions and provide such forward-looking information. We do so in this news release and in other communications. Our forward-looking statements in this news release include our statements that: (a) we estimate that we will incur approximately $7 million in losses on two turnkey wells in the third quarter of 2004; (b) utilizing the proceeds from the sale of our land rig business to reduce debt, through lower interest expense, will contribute to our improving cost structure in future quarters; (c) we continue to be encouraged by improvements in most of the world’s major offshore drilling markets and expect improved utilization and earnings in the second half of the year; (d) we are particularly optimistic regarding jackups, and are expecting improved utilization and increasing dayrates going forward in almost every jackup market in which we operate; (e) we are encouraged with the outlook for the ultra-deepwater floater market, where our analysis shows demand exceeding supply by the end of the year; (f) we are experiencing improving dayrates for our mid-water depth semisubmersibles in the North Sea, while dayrates in other markets where we operate these rigs remain stable; and (g) other statements that are not historical facts.

Our forward-looking statements speak only as of the date of this news release and are based on available industry, financial and economic data and our operating and financing plans as of that date. They are also inherently uncertain, and investors must recognize that events could turn out to be materially different from what we expect.

Factors that could cause or contribute to such differences include, but are not limited to: (a) operating hazards and delays; (b) actions by customers and other third parties; (c) industry fleet capacity; (d) general economic and business conditions; and (e) such other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

We disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Contacts

Richard Hoffman	Julie Tushingham
VP Investor Relations	Manager, Communications and Media Relations
Tel: 281 925 6441	Tel: 281 925 6443
Cell: 713 417 4763
Brook Wootton	Email: Julie.Tushingham@gsfdrill.com
Manager, Investor Relations
Tel: 281 925 6442

Exhibit 99.1

GlobalSantaFe Corporation

Condensed Consolidated Statement of Income

(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Contract drilling	$274.4	$331.9	$543.9	$662.2
Drilling management services	102.1	134.9	207.8	222.9
Oil and gas	5.6	5.3	10.4	11.4

Total revenues	382.1	472.1	762.1	896.5

Expenses:
Contract drilling	211.3	215.1	402.7	448.2
Drilling management services	95.6	131.7	196.0	217.0
Oil and gas	1.7	1.3	3.1	2.6
Depreciation, depletion and amortization	62.8	63.6	127.2	125.4
Gain on sale of assets	—	—	(2.7)	—
Impairment loss on long-lived assets	—	—	1.2	—
Restructuring costs	—	2.9	—	2.9
General and administrative	12.9	11.4	28.8	24.9

Total operating expenses	384.3	426.0	756.3	821.0

Operating income (loss)	(2.2)	46.1	5.8	75.5

Other income (expense):
Interest expense	(16.6)	(17.6)	(33.1)	(33.8)
Interest capitalized	11.7	10.2	21.6	19.2
Interest income	2.7	2.9	5.7	5.8
Loss on retirement of long-term debt	(32.4)	—	(32.4)	—
Other	1.1	2.3	(0.8)	24.2

Total other income (expense)	(33.5)	(2.2)	(39.0)	15.4

Income (loss) before income taxes	(35.7)	43.9	(33.2)	90.9

Provision for income taxes:
Current tax provision	2.5	15.8	3.2	23.2
Deferred tax benefit	(12.2)	(10.9)	(14.5)	(14.0)

Total provision for income taxes	(9.7)	4.9	(11.3)	9.2

Income (loss) from continuing operations	(26.0)	39.0	(21.9)	81.7

Income from discontinued operations, net of tax effect	110.0	4.9	114.6	8.1

Net income	$84.0	$43.9	$92.7	$89.8

Earnings (loss) per ordinary share (Basic):
Income (loss) from continuing operations	$(0.11)	$0.17	$(0.09)	$0.35
Income from discontinued operations	$0.47	$0.02	$0.49	$0.04
Net income	$0.36	$0.19	$0.40	$0.39

Earnings (loss) per ordinary share (Diluted):
Income (loss) from continuing operations	$(0.11)	$0.17	$(0.09)	$0.35
Income from discontinued operations	$0.47	$0.02	$0.49	$0.03
Net income	$0.36	$0.19	$0.40	$0.38

Average ordinary shares:
Basic	234.5	233.1	234.4	233.1
Diluted	234.5	234.9	234.4	234.8

GlobalSantaFe Corporation

Condensed Consolidated Balance Sheet

(In millions)

	June 30, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$673.0	$711.8
Marketable securities	70.7	135.0
Accounts receivable, net of allowances	296.3	313.5
Prepaid expenses	18.9	30.2
Assets held for sale	—	205.8
Other current assets	32.2	16.5

Total current assets	1,091.1	1,412.8

Net properties	4,336.9	4,180.2
Goodwill	340.9	352.1
Deferred income tax assets	43.0	31.2
Other assets	128.5	173.4

Total assets	$5,940.4	$6,149.7

Current liabilities:
Accounts payable	$223.6	$179.6
Current maturities of long-term debt	344.7	—
Accrued liabilities	172.0	212.5

Total current liabilities	740.3	392.1

Long-term debt	549.0	1,191.4
Capital lease obligations	32.5	39.5
Deferred income tax liabilities	13.1	21.5
Other long-term liabilities	189.8	177.6

Shareholders’ equity:
Ordinary shares and additional paid-in capital	2,980.5	2,961.4
Retained earnings	1,480.2	1,410.8
Accumulated other comprehensive loss	(45.0)	(44.6)

Total shareholders’ equity	4,415.7	4,327.6

Total liabilities and shareholders’ equity	$5,940.4	$6,149.7

GlobalSantaFe Corporation

Condensed Consolidated Statement of Cash Flows

(In millions)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$92.7	$89.8
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation, depletion and amortization	131.2	133.0
Deferred income taxes	(18.9)	(14.2)
Gain on sale of assets	(114.7)	—
Impairment loss on long-lived assets	1.2	—
Loss on retirement of long-term debt	32.4	—
Decrease (increase) in accounts receivable	24.6	(6.6)
Decrease in prepaid expenses and other current assets	16.4	25.8
Decrease in accounts payable	(13.4)	(50.5)
Decrease in accrued liabilities	(36.9)	(7.6)
Decrease in deferred revenues	(19.9)	(20.5)
Increase in other long-term liabilities	18.2	22.4
Other, net	0.4	7.2

Net cash flow provided by operating activities	113.3	178.8

Cash flows from investing activities:
Capital expenditures	(235.6)	(245.1)
Proceeds from sale of land drilling fleet assets	316.5	—
Proceeds from sales of properties and equipment	10.8	2.4
Purchases of held-to-maturity marketable securities	(169.2)	(54.8)
Proceeds from maturities of held-to-maturity marketable securities	254.0	59.5
Proceeds from maturities of available-for-sale marketable securities	10.2	4.4

Net cash flow provided by (used in) investing activities	186.7	(233.6)

Cash flows from financing activities:
Dividend payments	(23.4)	(16.3)
Issuance of long-term debt, net of discount	—	249.4
Reductions of long-term debt	(331.7)	—
Deferred financing costs	—	(3.4)
Lease/leaseback transaction	—	37.0
Payments on capitalized lease obligations	(8.0)	(6.5)
Proceeds from issuance of ordinary shares	18.2	7.7
Other	6.1	—

Net cash flow (used in) provided by financing activities	(338.8)	267.9

(Decrease) increase in cash and cash equivalents	(38.8)	213.1
Cash and cash equivalents at beginning of period	711.8	677.0

Cash and cash equivalents at end of period	$673.0	$890.1

GlobalSantaFe Corporation

Results of Operations by Business Segment

(Dollars in millions, except average revenues per day)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Contract drilling (1)	$274.9	$332.7	$547.1	$663.7
Drilling management services	105.4	136.5	212.6	226.6
Oil and gas	5.6	5.3	10.4	11.4
Intersegment elimination	(3.8)	(2.4)	(8.0)	(5.2)

Total revenues	$382.1	$472.1	$762.1	$896.5

Operating income (loss):
Contract drilling	$2.7	$55.1	$18.6	$92.2
Drilling management services	6.5	3.2	11.8	5.9
Oil and gas	2.9	3.3	5.5	7.4
Gain on sale of assets	—	—	2.7	—
Impairment loss on long-lived assets	—	—	(1.2)	—
Restructuring costs	—	(2.9)	—	(2.9)
Corporate operating expenses	(14.3)	(12.6)	(31.6)	(27.1)

Total operating income (loss)	(2.2)	46.1	5.8	75.5

Interest expense, net	(2.2)	(4.5)	(5.8)	(8.8)
Loss on retirement of long-term debt	(32.4)	—	(32.4)	—
Other	1.1	2.3	(0.8)	24.2

Income (loss) before income taxes	$(35.7)	$43.9	$(33.2)	$90.9

Depreciation, depletion and amortization included in operating income (loss):
Contract drilling	$60.4	$61.7	$122.6	$121.8
Oil and gas	1.0	0.7	1.8	1.4
Corporate	1.4	1.2	2.8	2.2

Total depreciation, depletion and amortization	$62.8	$63.6	$127.2	$125.4

Average rig utilization rate	82%	88%	82%	86%

Average revenues per day (2)	$61,100	$67,500	$60,600	$68,300

Turnkey wells drilled	17	25	36	45
Turnkey well completions	5	10	13	16

(1)	Expense reimbursements included in Contract drilling revenues and expenses totaled $7.3 million and $9.5 million for the three months ended June 30, 2004, and 2003, respectively, and $16.8 million and $26.5 million, respectively, for the six months ended June 30, 2004 and 2003. Operating income for these periods was not affected by these reimbursements.
(2)	Average revenues per day is the ratio of rig-related contract drilling revenues divided by the aggregate contract days, adjusted to exclude days under contract at zero dayrate. The calculation of average revenues per day excludes non-rig related revenues, consisting mainly of platform operations and reimbursed expenses, of $9.4 million and $24.4 million, respectively, for the three months ended June 30, 2004 and 2003, respectively, and $21.0 million and $45.2 million, respectively, for the six months ended June 30, 2004 and 2003.

GlobalSantaFe Corporation

Income From Discontinued Operations

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues	$17.0	$25.3	$43.9	$53.9

Expenses (income):
Direct operating expenses	10.2	16.3	26.9	37.3
Depreciation	—	3.9	4.0	7.6
Exit costs	6.2	—	6.2	—
Gain on sale of assets	(112.0)	—	(112.0)	—

Pretax income	112.6	5.1	118.8	9.0

Provision for income taxes, including a benefit of $1.1million related to the gain on sale of assets	2.6	0.2	4.2	0.9

Income from discontinued operations, net of tax effect	$110.0	$4.9	$114.6	$8.1